CONSENT OF INDEPENDENT ACCOUNTANTS





  We consent to the incorporation by reference in the registration statement of Sepragen Corporation on Form S-8 (File No. 7311-11) of our report dated March 13, 1996, on our audits of the financial statements of Sepragen Corporation as of December 31, 1995 and 1994, and for the years then ended, which report is included in the Annual Report on Form 10-K.







                                     /s/Coopers & Lybrand LLP

  San Francisco, California
  August 22, 1996